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                                                                     EXHIBIT 4.4

                              OFFICER'S CERTIFICATE

                                   INSCI CORP.

         The undersigned, E. TED PRINCE, Chairman and Chief Executive Officer of INSCI Corp. ("INSCI" or the "Company"), hereby certifies that at a duly called Board of Directors Meeting held on January 26, 1999, the following resolutions were ratified, adopted and confirmed. It was

                  RESOLVED, that the Business Consulting Agreements entered into with: Xcel Associates, Inc.; Weckstein & Co., Inc.; Michael Reisert, as representative of the Reisert Group; Jerry Franz and Marc Kalish be ratified adopted and confirmed as of the dates of the respective agreements.

it was further

                  RESOLVED, that the Company issue stock options pursuant to the Business Consulting Agreements as follows:
                  a)   Xcel Associates, Inc. - 100,000 options
                  b)   Weckstein & Co., Inc. - 50,000 options
                  c) Michael Reisert, as representative of the Reisert Group - 36,000 options
                  d)   Jerry Franz - 5,000 options
                  e)   Marc Kalish - 5,000 options

it was further

                  RESOLVED, that the stock options be granted at $1.04 per share, at the 10-day average trading market price prior to the respective consulting agreements;

it was further

                  RESOLVED, that the Company take the necessary action to file a Form S-8 Registration Statement with the securities and Exchange Commission to register the underlying shares pursuant to the stock options granted to Xcel Associates, Inc., Weckstein & Co., Inc., Michael Reisert, Jerry Franz and Marc Kalish;

it was further


                  RESOLVED, that the Company file the appropriate disclosure concerning the filing of the Form S-8 Registration Statement;

it was further

                  RESOLVED, that the Company authorize E. Ted Prince and Roger Kuhn to execute all documents required to finalize the Form S-8 Registration Statement.

         IN WITNESS WHEREOF, the undersigned has set his hand and seal with the authority of the Board of Directors of the Company.

Dated:   Westborough, Massachusetts
         February 19, 1999

                                        INSCI Corp.
                                        By: /s/ E. Ted Prince
                                            -------------------------
                                            E. Ted Prince
                                            Chairman and Chief Executive Officer